Exhibit 10.1.1

AMENDMENT NUMBER 1

TO

THE CONSOLIDATED EDISON INC. STOCK PURCHASE PLAN

DATED: October 21, 2009

Effective July 1, 2009 for Consolidated Edison Company of New York, Inc.

Effective August 1, 2009 for Orange and Rockland Utilities, Inc.

Pursuant to resolutions of the Board of Trustees of Consolidated Edison Company of New York, Inc. (“CECONY”), the Board of Directors of Orange and Rockland, Utilities, Inc. (“O&R”) and the Board of Directors of Consolidated Edison, Inc. (“CEI”) adopted on May 18, 2009, and June 18, 2009, the undersigned hereby approves the amendments to The Consolidated Edison, Inc, Stock Purchase Plan, as set forth below:

1. The PREAMBLE is amended by adding the following at the end thereof:

Effective July 1, 2009, the Plan has been amended to temporarily reduce the match contributed by Consolidated Edison Company of New York, Inc. for its management employees and board members from one dollar for each nine dollars invested by such management employee or board member, to fifty cents for each nine dollars invested by such management employee or board member, solely for the Austerity Period commencing on July 1, 2009, and ending on the date designated by Consolidated Edison Company of New York, Inc. In addition, the Plan has been amended to temporarily reduce the match contributed by Orange and Rockland Utilities, Inc. for its management employees and board members from one dollar for each nine dollars invested by such management employee or board member, to fifty cents for each nine dollars invested by such management employee or board member, solely for the Austerity Period commencing on August 1, 2009, and ending on the date designated by Orange and Rockland Utilities, Inc.

2. ARTICLE I, Definitions, is amended by adding the following definitions in alphabetic order and renumbering Article I as required:

Austerity Period for CECONY mean the period beginning on July 1, 2009, and ending on the day designated by CECONY. Austerity Period for Orange and Rockland Utilities, Inc. means the period beginning on August 1, 2009 and ending on the day designated by Orange and Rockland Utilities, Inc.

Management Employee means an “Employee” of Consolidated Edison Company of New York, Inc. who is not a member of the Utility Workers’ Union of America Local 1-2, AFL-CIO or the Local Union No. 3 of the International Brotherhood of Electrical Workers, AFL-CIO or an “Employee” of Orange and Rockland Utilities, Inc. who is not a member of Local Union No. 503 of the International Brotherhood of Electrical Workers, AFL- CIO.

3. APPENDIX A, EMPLOYER CONTRIBUTIONS, is amended by replacing Sections (b) (c) and (d) with the following:

(b)	(i) At the time the Employer or Participating Employer pays over to the Agent or the Company any amount for the Account of an Employee pursuant to Article 4(a) [Payroll Deductions] of the Plan, the Employer or Participating Employer shall concurrently pay over to the Agent or the Company for the Account of the Employee an additional amount equal to one-ninth of the amount so provided by such Employee.

(ii) Effective beginning on the first day of the Austerity Period and ending at the end of the Austerity Period, in lieu of the amount set forth in subsection (b)(i) above, Consolidated Edison Company of New York Inc. shall concurrently pay over to the Agent or the Company for the Account of a Management Employee an amount equal to one-eighteenth of the amount so provided by such Management Employee.

(iii) Effective beginning on the first day of the Austerity Period and ending at the end of the Austerity Period, in lieu of the amount set forth in subsection (b)(i) above, Orange and Rockland Utilities, Inc. shall concurrently pay over to the Agent or the Company for the Account of a Management Employee an amount equal to one-eighteenth of the amount so provided by such Management Employee.

(c)	(i) Within 10 business days after the receipt of funds from an Employee pursuant to Article 4(b) [Cash Payments] of the Plan, the Agent shall advise the Employer or Participating Employer of such receipt and the Employer or Participating Employer shall promptly pay over to the Agent or the Company for the Account of such Employee an additional amount equal to one-ninth of the amount so provided by such Employee.

(ii) Effective beginning on the first day of the Austerity Period and ending at the end of the Austerity Period, in lieu of the amount set forth in subsection (c)(i) above, Consolidated Edison Company of New York Inc. shall promptly pay over to the Agent or the Company for the Account of a Management Employee an amount equal to one-eighteenth of the amount so provided by such Management Employee.

(iii) Effective beginning on the first day of the Austerity Period and ending at the end of the Austerity Period, in lieu of the amount set forth in subsection (c)(i) above, Orange and Rockland Utilities, Inc. shall promptly pay over to the Agent or the Company for the Account of a Management Employee an amount equal to one-eighteenth of the amount so provided by such Management Employee.

(d)	(i) Not less than 10 business days after each dividend record date in respect of Shares, the Agent shall advise the Employer or Participating Employer of the amount of dividends to be received by the Agent for the Account of each Employee on the corresponding dividend payment date, excluding those dividends for which the Agent has received instructions pursuant to Article 4(c) [Dividend Reinvestments] of the Plan. On such dividend payment date the Employer or Participating Employer shall pay over to the Agent or the Company, for the Account of each such Employee, an amount equal to one-ninth of the amount of such dividends to be received by the Agent on such date for such Account.

(ii) Effective beginning on the first day of the Austerity Period and ending at the end of the Austerity Period, in lieu of the amount set forth in subsection (d)(i) above, on such dividend payment date Consolidated Edison Company of New York Inc. shall pay over to the Agent or the Company, for the Account of each such Management Employee, an amount equal to one-eighteenth of the amount of such dividends to be received by the Agent on such date for such Account.

(iii) Effective beginning on the first day of the Austerity Period and ending at the end of the Austerity Period, in lieu of the amount set forth in subsection (d)(i) above, Orange and Rockland Utilities, Inc. shall pay over to the Agent or the Company, for the Account of each such Management Employee, an amount equal to one-eighteenth of the amount of such dividends to be received by the Agent on such date for such Account.

IN WITNESS WHEREOF, the undersigned has executed this instrument this 21st day of October, 2009.

/s/ Mary Adamo
Mary Adamo
Vice President—Human Resources and
Plan Director
The Consolidated Edison, Inc. Stock Purchase Plan

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